EXHIBIT 11

SUPER FOOD SERVICES, INC.
COMPUTATION OF NET INCOME PER SHARE
                                                  Weighted Average
                                                  Number of Shares                            Per
                                                     Outstanding            Net Income       Share
                                                  ------------------------------------------------------
November 19, 1994

   Net Income                                                            $2,381,000
                                                  ------------------------------------------------------
   Common Stock Outstanding as of
      August 28, 1994                               10,949,000           $2,381,000          $ 0.22
                                                  ======================================================

Effect of outstanding stock options which is
 less than 3% and not required to be disclosed
 in the financial statements (253,000 shares)           18,000
                                                  ------------------------------------------------------
                                                    10,967,000           $2,381,000          $ 0.22
                                                 =======================================================

November 18, 1995

   Net Income                                                            $2,695,000

   Common Stock outstanding as of
      August 27, 1995                               10,949,000
   Exercise of incentive plan (49,000 shares
      issued)                                           12,000
                                                 -------------------------------------------------------
                                                    10,961,000           $2,695,000          $ 0.25
                                                 =======================================================

Effect of outstanding stock options which is
 less than 3% and not required to be disclosed
 in the financial statements (197,000 shares)           51,000
                                                 -------------------------------------------------------
                                                    11,012,000           $2,695,000          $ 0.24
                                                 =======================================================
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